Exhibit 23


                        Consent of KPMG Peat Marwick LLP


   The Board of Directors
   Hein-Werner Corporation:

   We consent to incorporation by reference in the registration statement (Registration No. 333-48633) on Form S-8 of Hein-Werner Corporation of our report dated February 13, 1998, relating to the consolidated balance sheets of Hein-Werner Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, and our report dated February 13, 1998, relating to the financial statement schedule for each of the years in the three-year period ended December 31, 1997 which reports appear in the December 31, 1997 Annual Report on Form 10-K of Hein-Werner Corporation.


                                                    /s/ KPMG Peat Marwick LLP
                                                        KPMG Peat Marwick LLP


   Milwaukee, Wisconsin
   March 31, 1998